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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2002

CROWN PACIFIC PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	93-1161833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
121 SW Morrison Street, Suite 1500, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-274-2300

CROWN PACIFIC PARTNERS, L.P.
FORM 8-K

INDEX

Item	Description	Page
Item 5.	Other Events	2
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits	4
	Signatures	5

Item 5. Other Events

        On April 19, 2002, our senior note agreements and bank credit facilities were amended. The significant provisions of the amendments are as follows:

  •
  The expiration dates of the working capital and acquisition facilities were extended to December 31, 2005.

  •
  As a condition to the closing of the amendments, we were required to apply $10.0 million of the net proceeds from the recently completed sale of our Inland South tree farm to prepay outstanding amounts under the working capital facility, 50% of the remainder of such net proceeds (after deducting certain fees and expenses) to prepay outstanding borrowings under the acquisition facility (approximately $55.6 million) and approximately 50% of the remainder of such net proceeds (after deducting certain fees and expenses) to prepay outstanding principal of our senior notes (approximately $53.1 million). These three payments were made on April 19, 2002.

  •
  We also are required to apply 50% of the net proceeds from the sale of our Inland North tree farm (which is expected to close on April 30, 2002 and generate net proceeds of approximately $46.0 million) to prepay outstanding borrowings under the acquisition facility and 50% of the net proceeds to prepay outstanding principal of our senior notes. Immediately following the application of such net proceeds, we will have $8 million outstanding under our working capital facility, $121 million under our acquisition facility and $410 million under the senior notes.

  •
  Required principal payments of $5.0 million, $40.0 million and $30.0 million are due on the acquisition facility on or before September 30, 2003, January 15, 2004 and June 30, 2005, respectively. The aggregate commitment of the acquisition facility will be correspondingly and permanently reduced by such amounts at such times.

  •
  Within 30 days following each September 30 and March 31, through September 30, 2005, we are required to make principal payments on the acquisition facility and the notes in an aggregate amount equal to 75% of the excess of actual cash flow over forecasted cash flow for the previous two-quarter period.

  •
  We are required to make mandatory pro rata principal payments on the senior notes whenever principal payments are made on the acquisition facility so that the acquisition facility and the senior notes are repaid in the same proportions of outstanding principal amount (except that we may, at our option, use cash proceeds of permitted equity financings to repay principal under the acquisition facility or the senior notes without making a corresponding payment on the other).

  •
  We have the option to defer until December 31, 2005 originally scheduled principal payments (but not the mandatory payments described in the preceding paragraph) due on the senior notes on December 1, 2002, 2003, 2004 and 2005.

  •
  If, on July 1, 2005, our senior notes do not have an investment grade rating from a nationally recognized rating agency, we are required to pay in full, on December 31, 2005, all outstanding amounts due on the senior notes. If, on July 1, 2005, our senior notes do have an investment grade rating from a nationally recognized rating agency, we are not required to repay the senior notes on December 31, 2005, but, instead, the senior note holders will have the option, exercisable no later than August 1, 2005, to put some or all of their senior notes to us on December 31, 2005.

  •
  We have agreed to pay interest on the senior notes (including on principal, deferred interest and deferred redemption premiums) of an additional 100 basis points, or 1.0%. We may, at our option, defer until December 31, 2005, payment of this additional interest (except accrued interest on prepaid principal, which must be paid at the time of prepayment).

  •
  Except in certain circumstances, redemption premiums will be due in connection with principal payments made on the senior notes. We have the option to defer payment of such redemption premiums until December 31, 2005, or, for redemption premiums due prior to December 31, 2004, to pay such premiums in common units of Crown Pacific Partners, L.P. If we have an investment grade rating as described in the immediately preceding paragraph, no redemption premiums will be due by us on any principal payments made on December 31, 2005 on notes that are put back to us.

  •
  We have granted registration rights to senior note holders with respect to any common units they may receive in payment of redemption premiums.

  •
  Redemption premiums on senior note principal prepayments will now be calculated based on interest rates of U.S. Treasury Securities for similar maturities, plus 150 basis points, compared to 50 basis points previously.

  •
  The senior notes and bank facilities now have substantially identical restrictive covenants. In addition to complying with covenants similar to covenants previously contained in the senior notes and bank facilities, we must meet certain financial ratios and are limited in the amount of our annual capital expenditures.

  •
  Further amendment of our working capital facility, acquisition facility and senior notes will require the written consent of banks holding at least 66 2/3% of the aggregate unpaid principal amount of the acquisition facility loans and the written consent of holders of at least 55% of the aggregate outstanding principal amount of each series of senior notes.

  •
  In exchange for these senior note and bank facility amendments, we granted to the banks and the note holders, as collateral for our obligations, a security interest in our timberland assets and substantially all of our sawmill assets.

        The foregoing is a summary only and is qualified in its entirety be reference to the documents filed as exhibits hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)
Exhibits

        This list is intended to constitute the exhibit index:

10.1	Third Amendment to Amended and Restated Credit Agreement (Facility A), dated as of April 19, 2002, by and among Crown Pacific Limited Partnership, Bank of America, N.A. as agent for the Facility A Banks and each Facility A Bank party thereto.
10.2	Schedule 1.1B to the Facility A Third Amendment, Uniform Covenants and Events of Default dated April 19, 2002.
10.3
Third Amendment to Amended and Restated Credit Agreement (Facility B), dated as of April 19, 2002, by and among Crown Pacific Limited Partnership, Bank of America, N.A. as agent for the Facility B Banks and each Facility B Bank party thereto.
10.4	Note Purchase Override Agreement, dated as of April 19, 2002, among Crown Pacific Limited Partnership and all Senior Note Holders.
10.5	Registration Rights Agreement, dated as of April 19, 2002, among Crown Pacific Partners, L.P., Crown Pacific Limited Partnership and all Senior Note Holders.
10.6
Intercreditor Agreement, dated as of April 19, 2002 between and among Crown Pacific Limited Partnership, Crown Pacific Partners, L.P., Bank of America, N.A., as agent for the Facility A Banks and each of the Senior Note Holders and each of the Facility A Banks and Senior Note Holders.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2002	CROWN PACIFIC PARTNERS, L.P.
	By:	Crown Pacific Management Limited Partnership, as General Partner
	By:	/s/ RICHARD D. SNYDER Richard D. Snyder Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

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